© 2026 UnitedHealth Group, Inc. All rights reserved. 1 Third Quarter 2026 Revenues of $112.7 Billion; Earnings from Operations of $6.6 Billion Earnings of $4.56 Per Share and Adjusted Earnings of $4.69 Per Share Our third quarter results reflect the discipline and execution our teams are bringing to every part of our business, as we continue evolving UnitedHealth Group to deliver a simpler, more supportive experience for patients and the clinicians who care for them.” Stephen Hemsley Chief Executive Officer, UnitedHealth Group October 13, 2026 UnitedHealth Group (NYSE: UNH) today reported third quarter 2026 results and raised guidance for full year 2026. The company now expects full year 2026 adjusted net earnings of at least $20.50 per share, incorporating experience through the third quarter 2026. Consolidated revenues for the third quarter 2026 were $112.7 billion and earnings from operations were $6.6 billion, with a net margin of 3.6%. Cash flows from operations were $5.1 billion, or 1.2x net income, and the debt-to-capital ratio was 41.7% as of September 30, 2026. UnitedHealth Group’s medical cost ratio was 88.4% for the third quarter 2026, reflecting both medical cost management and pricing discipline, as well as benefit design changes and care delivery enhancements focused on affordability and integrated value-based care. The operating cost ratio of 12.8% in the third quarter 2026 compared to 13.5% in the third quarter 2025, and reflects ongoing investments to modernize operations and streamline administrative processes. UnitedHealth Group Reports Third Quarter 2026 Results Third Quarter 2026 Key Performance Metrics • Third quarter 2026 adjusted net earnings were $4.69 per share. • The medical care ratio was 88.4%, reflecting improved medical cost management, benefit and pricing alignment and care delivery enhancements. MCR was impacted by $610 million of net favorable prior period reserve development related to 2026 dates of service. • The operating cost ratio of 12.8% reflected ongoing investments in operations, consumer and clinician experiences, operational agentification, integrated value- based care and community support. • UnitedHealthcare served 48.3 million consumers, generating revenues of $86.3 billion and earnings of $2.8 billion. • Optum cared for over 120 million patients and consumers and drove revenues of $66.9 billion and earnings of $3.7 billion. Cash Flows from Operations Were $5.1 Billion, or 1.2x Net Income Updated Full Year 2026 Earnings Outlook to At Least $19.50 Per Share; Adjusted Earnings of At Least $20.50 Per Share

## Continuing to Address America's Healthcare Challenges with Sustainable Solutions

UnitedHealth Group is committed to addressing the issues that make healthcare challenging for the people and clinicians we serve. Continued actions the company has taken to address these challenges include the below, with further commitments expected in 2027.

| | |
|---|---|
| **United Health Foundation** | *The United Health Foundation has been refreshed and significantly funded, expanding its priorities to include rural health, maternal and children's health and behavioral health, among others.*<br>• Committed $1 billion to the United Health Foundation to support key initiatives, including improving rural healthcare, strengthening maternal and children's health and addressing behavioral health challenges. |
| **Affordability, Rural Care and Benefits** | *The company is taking steps to increase support and access while decreasing costs for communities served.*<br>• Committed to voluntarily eliminating and rebating profits from individual Affordable Care Act coverage offerings in 2026, returning this money directly to approximately 1 million ACA members as Congress works toward longer-term solutions to strengthen the stability and affordability of these plans.<br>• Supporting 1,500 rural hospitals and their associated clinicians by accelerating payments, cutting reimbursement timelines in half and exempting these clinicians from most prior approval requirements.<br>• Announced nationwide coverage expansion for doula care with employer-sponsored plans, with more than 7 million members eligible for coverage by January 2027.<br>• Expanded access to child and family behavioral health coaching, with ~13 million members now eligible to access the coaching program. |
| **Approval Reform** | *The company is removing prior approval requirements, standardizing approval processes across the industry, reducing paperwork requirements and increasing transparency into the approval process, making it quicker and simpler for clinicians to treat patients.*<br>• Eliminating 30% of current prior approval volume by the end of 2026.<br>• Eliminating nearly two-thirds of prior approval requirements for pediatric care, including waivers for certain procedures performed at leading pediatric hospitals by the end of 2026.<br>• Leading an industrywide effort to standardize prior approval requirements for electronic submissions, with more than 70% of UnitedHealthcare prior approvals expected to be included by the end of 2026.<br>• Publicly reporting prior approval metrics to help clinicians and members better understand the process and our performance.<br>• Expanding eligibility for UnitedHealthcare's Gold Card status – exempting high-performing clinicians from routine approval requirements entirely – and removing requirements for home health services, eliminating nearly 10% of total UnitedHealthcare prior approval volume. |
| **Drug Affordability** | *To combat high prescription drug costs, the company is lowering out-of-pocket costs for patients and bringing greater transparency to pharmacy benefits, setting a new standard for the industry.*<br>• Launched the industry's first fully transparent, fee-based pharmacy care model to bring greater clarity, predictability and affordability by decoupling PBM pricing from drug list prices and prescription volume, aligning incentives with patients and plan sponsors and introducing digital tools that allow consumers to view and compare medication costs upfront.<br>• Committed to 100% pass-through of manufacturer drug rebate discounts to clients by January 1, 2028.<br>• Eliminated 33% of drug reauthorizations – representing 11% of pharmacy prior approvals – for a list of nearly 270 chronic condition medications.<br>• Increased payments to independent and community physicians for brand name drugs, benefiting approximately 2,300 independent and community pharmacies. |
| **Governance, Oversight and Transparency** | *Making the health system work better for everyone starts with trust, transparency and accountability. The company is strengthening that foundation by deepening oversight and renewing its leadership culture.*<br>• Refreshed leadership roles and re-energizing the company's culture and commitment to mission.<br>• Created a new Public Responsibility Committee for the Board of Directors, named a new Lead Independent Director and new committee chairs and added a new independent director.<br>• Published comprehensive reviews of its business practices, which included risk assessment operations, care services management and prescription drug discounts, and implemented all recommended improvements from the reviews.<br>• Released an independent review of the HouseCalls program that showed the sampled diagnoses were overwhelmingly supported by medical records, with an error rate nearly three times lower than the rate reported by recent Federal CMS audits. |

2

UNITEDHEALTH GROUP

# Financial Performance


Revenues
$113.2B
$112.0B
$112.7B
Sept 30, 2025
June 30, 2026
Sept 30, 2026
Three Months Ended


Earnings from Operations
$4.3B
$8.0B
$6.6B
Sept 30, 2025
June 30, 2026
Sept 30, 2026
Three Months Ended

## UnitedHealth Group

- UnitedHealth Group's third quarter 2026 revenues were $112.7 billion compared to $113.2 billion in the third quarter 2025.
- Third quarter 2026 earnings from operations of $6.6 billion compared to $4.3 billion in the year ago quarter, driven by disciplined execution across both UnitedHealthcare and Optum.
- The third quarter 2026 medical care ratio was 88.4% compared to 89.9% in the third quarter 2025. The year-over-year decrease was driven by medical cost management initiatives, benefit design changes and pricing discipline, as well as care delivery enhancements focused on affordability and integrated value-based care. Net medical reserve development was $610 million in the quarter related to 2026 dates of service.
- Days claims payable were 47.0 compared to 47.0 in the second quarter 2026 and 46.2 in the third quarter 2025. Days sales outstanding of 16.9 compared to 17.7 in the second quarter 2026 and 18.6 in the year ago quarter.
- The third quarter 2026 operating cost ratio was 12.8% compared to 13.5% in the third quarter 2025, reflecting realized operating efficiencies partially offset by accelerating investments in technology, processes and people to improve care delivery and consumer and clinician experiences.
- Cash flows from operations were $5.1 billion, or 1.2 times net income.
- Debt-to-capital ratio was 41.7% as of September 30, 2026, compared to 41.2% in the second quarter 2026. The company continues to target a long-term debt-to-capital ratio of approximately 40.0% by year-end.
- The company repurchased $5.0 billion of its common stock and paid $6.2 billion in dividends year-to-date.

3

© 2026 UnitedHealth Group, Inc. All rights reserved. 4 Sept 30, 2025 June 30, 2026 Sept 30, 2026 Sept 30, 2025 June 30, 2026 Sept 30, 2026 UnitedHealthcare • UnitedHealthcare is committed to improving the consumer and clinician experience by expanding access to care and digital support services, simplifying and reducing prior approvals and deepening support for the communities it serves. • UnitedHealthcare third quarter 2026 revenues of $86.3 billion compared to $87.1 billion in the third quarter 2025. UnitedHealthcare served 48.3 million people in the third quarter 2026. • UnitedHealthcare’s third quarter 2026 earnings from operations were $2.8 billion and operating margin was 3.3% compared to $1.8 billion and 2.1% in the third quarter 2025. The year-over-year increase was driven by benefit changes and pricing discipline, combined with medical and operating cost management. UnitedHealthcare Employer & Individual • UnitedHealthcare Employer & Individual third quarter 2026 revenues were $20.2 billion compared to $19.9 billion in the third quarter 2025. • The number of people served contracted by 165,000 in the third quarter 2026 due to employer attrition. UnitedHealthcare Medicare & Retirement • UnitedHealthcare Medicare & Retirement third quarter 2026 revenues were $42.4 billion compared to $43.4 billion in the third quarter 2025 due to changes in membership and product mix. • The 2027 Medicare Advantage Stars results of at least 69% of members in 4+ Star plans were in line with expectations and reflect continued investments in quality and focus on execution. Performance demonstrates excellence across key quality measures, including improvement in 11 out of 12 HEDIS measures and 4 out of 4 Pharmacy measures. • Seniors served through Medicare Advantage, including programs serving complex populations included in Medicaid, have contracted by 935,000 since year-end 2025. UnitedHealthcare Community & State • UnitedHealthcare Community & State third quarter 2026 revenues were $23.7 billion compared to $23.8 billion in the third quarter 2025. • People served contracted by 85,000 in the third quarter 2026 due to ongoing Medicaid eligibility changes. $87.1B $86.0B $86.3B $1.8B $3.9B $2.8B Financial Performance UnitedHealthcare provides healthcare benefits to individuals and employers, as well as Government Program beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the healthcare experience and advancing access and affordability by reducing the total cost of care. Three Months Ended Three Months Ended Revenues Earnings from Operations

© 2026 UnitedHealth Group, Inc. All rights reserved. 5 Sept 30, 2025 June 30, 2026 Sept 30, 2026Sept 30, 2025 June 30, 2026 Sept 30, 2026 Financial Performance Optum Health • Optum Health continues to progress in operational enhancements that expand patient access to integrated, quality care resources while modernizing the care experience to allow for greater patient satisfaction and a more engaged clinician experience. • Optum Health’s third quarter 2026 revenues of $22.9 billion decreased 10% year-over-year as a result of fewer value-based care patients served in markets where Optum lacked sufficient value-based care presence to sustain its clinicians. • Third quarter 2026 earnings from operations were $735 million and operating margin was 3.2%, compared to $41 million and 0.2% in the third quarter 2025. The year-over-year increase was driven by strengthened operational discipline and medical cost management initiatives across its value-based care markets. Optum Insight • Optum Insight continues to develop and bring AI-enabled solutions to market that enhance services and reduce administrative burden across the health system, including capabilities that streamline clinical documentation and improve payment accuracy and speed, returning more time to clinicians for care. • Optum Insight reported third quarter 2026 revenues of $5.5 billion, an increase of 3% year-over-year. • Third quarter 2026 earnings from operations were $1.3 billion compared to $920 million in the third quarter 2025. The year-over-year improvement was driven by enhanced product offerings and operational efficiencies. Optum Rx • Optum Rx continues to advance transparent pharmacy pricing while broadening the clinically integrated pharmacy services that patients depend on. • Optum Rx’s third quarter 2026 revenues were $39.9 billion compared to $39.7 billion in the third quarter 2025. • Earnings from operations for the third quarter 2026 were $1.7 billion compared to $1.5 billion in the third quarter 2025, reflecting continued adoption of biosimilars and operational improvements. Adjusted scripts were 393 million compared to 414 million in the year ago quarter due to membership declines within UnitedHealthcare and other customers. The Optum businesses serve participants throughout healthcare, including payers, clinicians and health systems, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance by optimizing care quality, reducing care costs and improving the consumer and clinician experience. $69.2B $65.7B $66.9B $2.5B $4.0B $3.7B Three Months Ended Three Months Ended Revenues Earnings from Operations

© 2026 UnitedHealth Group, Inc. All rights reserved. 6 About UnitedHealth Group UnitedHealth Group (NYSE: UNH) is a healthcare and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the healthcare experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn. Earnings Conference Call As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:00 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page through October 27, 2026. This earnings release and the Form 8-K dated October 13, 2026, can also be accessed from the Investor Relations page of the company’s website. Non-GAAP Financial Information This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. Investors: Media: investor_relations@uhg.com uhgmedia@uhg.com

© 2026 UnitedHealth Group, Inc. All rights reserved. 7 Forward-Looking Statements The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities laws. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing healthcare laws or regulations, or their enforcement or application; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; our ability to successfully execute initiatives designed to simplify and improve the consumer healthcare experience; our ability to effectively execute our value-based care strategies; the DOJ’s legal actions concerning our participation in the Medicare program; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with healthcare payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; risks and uncertainties associated with our increasing use of artificial intelligence and other emerging technologies; failure to complete, manage or integrate strategic transactions; risks and uncertainties associated with the sale of our remaining operations in South America; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, reinvest in our business, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

UNITEDHEALTH GROUP Earnings Release Schedules and Supplementary Information Quarter Ended September 30, 2026 • Condensed Consolidated Statements of Operations • Condensed Consolidated Balance Sheets • Condensed Consolidated Statements of Cash Flows • Revenues by Business - Supplemental Financial Information • Earnings by Business - Supplemental Financial Information • People Served and Performance Metrics - Supplemental Financial Information • Reconciliation of Non-GAAP Financial Measures 8

# UNITEDHEALTH GROUP
## CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data; unaudited)

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2026 | 2025 | 2026 | 2025 |
| **Revenues** | | | | |
| Premiums | $87,078 | $88,979 | $261,595 | $263,418 |
| Products | 14,293 | 13,296 | 41,378 | 39,896 |
| Services | 10,246 | 9,754 | 30,043 | 27,765 |
| Investment and other income | 1,077 | 1,132 | 3,431 | 3,273 |
| Total revenues | 112,694 | 113,161 | 336,447 | 334,352 |
| **Operating costs** | | | | |
| Medical costs | 76,982 | 79,958 | 225,829 | 231,954 |
| Operating costs | 14,369 | 15,223 | 44,027 | 42,595 |
| Cost of products sold | 13,707 | 12,566 | 39,905 | 37,975 |
| Depreciation and amortization | 1,073 | 1,099 | 3,142 | 3,244 |
| Total operating costs | 106,131 | 108,846 | 312,903 | 315,768 |
| **Earnings from operations** | 6,563 | 4,315 | 23,544 | 18,584 |
| Interest expense | (963) | (1,003) | (2,880) | (3,028) |
| Loss on sale of subsidiary and subsidiaries held for sale | (76) | (83) | (209) | (139) |
| **Earnings before income taxes** | 5,524 | 3,229 | 20,455 | 15,417 |
| Provision for income taxes | (1,224) | (686) | (4,004) | (2,828) |
| **Net earnings** | 4,300 | 2,543 | 16,451 | 12,589 |
| Earnings attributable to noncontrolling interests | (190) | (195) | (577) | (543) |
| **Net earnings attributable to UnitedHealth Group common shareholders** | $4,110 | $2,348 | $15,874 | $12,046 |
| **Diluted earnings per share attributable to UnitedHealth Group common shareholders (a)** | $4.56 | $2.59 | $17.50 | $13.21 |
| **Adjusted earnings per share attributable to UnitedHealth Group common shareholders (b)** | $4.69 | $2.92 | $18.30 | $14.22 |
| Diluted weighted-average common shares outstanding | 902 | 908 | 906 | 912 |

(a) The calculation of diluted earnings per share includes an immaterial reduction to the numerator related to forward share repurchase contracts for the nine months ended September 30, 2026.

(b) See page 15 for a reconciliation of non-GAAP measures.

9

UNITEDHEALTH GROUP CONDENSED CONSOLIDATED BALANCE SHEETS (in millions; unaudited) September 30, 2026 December 31, 2025 Assets Cash and short-term investments ..................................................................................................................................................... $28,549 $28,121 Accounts receivable, net .................................................................................................................................................................... 20,543 23,018 Other current assets ............................................................................................................................................................................ 36,503 39,443 Total current assets ................................................................................................................................................................... 85,595 90,582 Long-term investments ....................................................................................................................................................................... 58,064 54,251 Other long-term assets ....................................................................................................................................................................... 169,123 164,748 Total assets .................................................................................................................................................................................... $312,782 $309,581 Liabilities, redeemable noncontrolling interests and equity Medical costs payable ......................................................................................................................................................................... $39,352 $39,337 Short-term borrowings and current maturities of long-term debt ................................................................................................. 5,617 6,069 Other current liabilities ........................................................................................................................................................................ 70,866 69,491 Total current liabilities ............................................................................................................................................................... 115,835 114,897 Long-term debt, less current maturities ............................................................................................................................................ 68,714 72,320 Other long-term liabilities .................................................................................................................................................................... 22,688 20,666 Redeemable noncontrolling interests ............................................................................................................................................... 1,416 1,608 Equity ..................................................................................................................................................................................................... 104,129 100,090 Total liabilities, redeemable noncontrolling interests and equity ........................................................................................... $312,782 $309,581 10

UNITEDHEALTH GROUP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited) Nine Months Ended September 30, 2026 2025 Operating Activities Net earnings ......................................................................................................................................................................................... $16,451 $12,589 Noncash items: Depreciation and amortization ....................................................................................................................................................... 3,142 3,244 Deferred income taxes and other .................................................................................................................................................. 115 (955) Share-based compensation ........................................................................................................................................................... 843 795 Loss on sale of subsidiary and subsidiaries held for sale .......................................................................................................... 209 139 Net changes in operating assets and liabilities ............................................................................................................................... 4,327 2,777 Cash flows from operating activities .......................................................................................................................................... 25,087 18,589 Investing Activities (Purchases of investments, net of sales and maturities) sales and maturities of investments, net of purchases ............... (4,486) 1,657 Purchases of property, equipment and capitalized software ........................................................................................................ (2,421) (2,674) Cash paid for acquisitions and other transactions, net .................................................................................................................. (1,538) (4,436) Repayment of care provider loans - cyberattack ............................................................................................................................ 282 1,543 Other, net .............................................................................................................................................................................................. (655) (2,164) Cash flows used for investing activities .................................................................................................................................... (8,818) (6,074) Financing Activities Common share repurchases .............................................................................................................................................................. (5,031) (5,545) Dividends paid ...................................................................................................................................................................................... (6,170) (5,914) Net change in short-term borrowings and long-term debt ............................................................................................................. (3,075) 2,438 Other, net .............................................................................................................................................................................................. (757) (1,592) Cash flows used for financing activities .................................................................................................................................... (15,033) (10,613) Effect of exchange rate changes on cash and cash equivalents ................................................................................................. (11) 25 Increase in cash and cash equivalents, including cash within businesses held for sale ......................................................... 1,225 1,927 Net change in cash within businesses held for sale ...................................................................................................................... 255 (29) Net increase in cash and cash equivalents ..................................................................................................................................... 1,480 1,898 Cash and cash equivalents, beginning of period ............................................................................................................................ 24,365 25,312 Cash and cash equivalents, end of period ...................................................................................................................................... $25,845 $27,210 11

# UNITEDHEALTH GROUP
# REVENUES BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions; unaudited)

| | UnitedHealthcare | Optum Health (c) | Optum Insight (c) | Optum Rx | Total Optum (a) | UnitedHealth Group Consolidated (a) |
|---|---|---|---|---|---|---|
| | | Optum | | | | |
| **Three Months Ended September 30, 2026** | | | | | | |
| Total revenues | $86,330 | $22,910 | $5,474 | $39,927 | $66,883 | $112,694 |
| Restructuring and other (2) | — | 35 | (14) | — | 21 | 21 |
| Adjusted revenues (b) | $86,330 | $22,945 | $5,460 | $39,927 | $66,904 | $112,715 |
| **Three Months Ended September 30, 2025** | | | | | | |
| Total revenues | $87,070 | $25,422 | $5,320 | $39,679 | $69,177 | $113,161 |
| **Nine Months Ended September 30, 2026** | | | | | | |
| Total revenues | $258,612 | $70,491 | $16,001 | $113,955 | $196,295 | $336,447 |
| Restructuring and other (2) | — | 37 | (91) | | (54) | (54) |
| Adjusted revenues (b) | $258,612 | $70,528 | $15,910 | $113,955 | $196,241 | $336,393 |
| **Nine Months Ended September 30, 2025** | | | | | | |
| Total revenues | $257,790 | $74,984 | $15,579 | $113,270 | $200,287 | $334,352 |

## UnitedHealthcare Revenues
(in millions; unaudited)

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2026 | 2025 | 2026 | 2025 |
| UnitedHealthcare Employer & Individual - Domestic | $19,223 | $19,049 | $57,477 | $57,065 |
| UnitedHealthcare Employer & Individual - Global | 985 | 826 | 2,841 | 2,427 |
| UnitedHealthcare Employer & Individual - Total | 20,208 | 19,875 | 60,318 | 59,492 |
| UnitedHealthcare Medicare & Retirement | 42,420 | 43,356 | 126,892 | 127,684 |
| UnitedHealthcare Community & State | 23,702 | 23,839 | 71,402 | 70,614 |
| Total UnitedHealthcare revenues | $86,330 | $87,070 | $258,612 | $257,790 |

(a) Optum and consolidated revenues for the three months ended September 30, 2026 and 2025 include Optum eliminations of $1,428 and $1,244; and corporate eliminations of $40,519 and $43,086, respectively. Optum and consolidated revenues for the nine months ended September 30, 2026 and 2025 include Optum eliminations of $4,152 and $3,546; and corporate eliminations of $118,460 and $123,725, respectively.

(b) See page 15 for description of non-GAAP measures.

(c) Prior period amounts have been recast to reflect the realignment of Optum Financial.

Note: See end notes for further information regarding non-GAAP adjustments.

12

## UNITEDHEALTH GROUP
## EARNINGS BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, except percentages; unaudited)

| | | Optum | | | | |
|---|---|---|---|---|---|---|
| | UnitedHealthcare | Optum Health (b) | Optum Insight (b) | Optum Rx | Total Optum | UnitedHealth Group Consolidated |
| **Three Months Ended September 30, 2026** | | | | | | |
| Earnings from operations | $2,831 | $735 | $1,279 | $1,718 | $3,732 | $6,563 |
| Net portfolio divestitures and South American impacts (1) | (141) | (85) | 2 | — | (83) | (224) |
| Restructuring and other (2) | — | (62) | (12) | — | (74) | (74) |
| Adjusted earnings from operations (a) | $2,690 | $588 | $1,269 | $1,718 | $3,575 | $6,265 |
| Operating margin | 3.3 % | 3.2 % | 23.4 % | 4.3 % | 5.6 % | 5.8 % |
| Adjusted operating margin (a) | 3.1 % | 2.6 % | 23.2 % | 4.3 % | 5.3 % | 5.6 % |
| **Three Months Ended September 30, 2025** | | | | | | |
| Earnings from operations | $1,805 | $41 | $920 | $1,549 | $2,510 | $4,315 |
| Operating margin | 2.1 % | 0.2 % | 17.3 % | 3.9 % | 3.6 % | 3.8 % |
| **Nine Months Ended September 30, 2026** | | | | | | |
| Earnings from operations | $12,467 | $3,066 | $3,611 | $4,400 | $11,077 | $23,544 |
| Net portfolio divestitures and South American impacts (1) | (141) | 256 | (522) | (8) | (274) | (415) |
| Restructuring and other (2) | — | (248) | 327 | — | 79 | 79 |
| Adjusted earnings from operations (a) | $12,326 | $3,074 | $3,416 | $4,392 | $10,882 | $23,208 |
| Operating margin | 4.8 % | 4.3 % | 22.6 % | 3.9 % | 5.6 % | 7.0 % |
| Adjusted operating margin (a) | 4.8 % | 4.4 % | 21.5 % | 3.9 % | 5.5 % | 6.9 % |
| **Nine Months Ended September 30, 2025** | | | | | | |
| Earnings from operations | $9,106 | $1,881 | $3,289 | $4,308 | $9,478 | $18,584 |
| Operating margin | 3.5 % | 2.5 % | 21.1 % | 3.8 % | 4.7 % | 5.6 % |

(a) See page 15 for description of non-GAAP measures.

(b) Prior period amounts have been recast to reflect the realignment of Optum Financial.

Note: See end notes for further information regarding non-GAAP adjustments.

13

# UNITEDHEALTH GROUP
## PEOPLE SERVED AND PERFORMANCE METRICS - SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)

### UnitedHealthcare Customer Profile
(in thousands)

| People Served | September 30, 2026 | June 30, 2026 | December 31, 2025 | September 30, 2025 |
|---|---|---|---|---|
| Commercial: | | | | |
| Risk-based | 7,575 | 7,655 | 8,165 | 8,440 |
| Fee-based | 22,180 | 22,265 | 21,485 | 21,490 |
| **Total Commercial** | 29,755 | 29,920 | 29,650 | 29,930 |
| Medicare Advantage | 7,605 | 7,565 | 8,445 | 8,435 |
| Medicaid | 6,695 | 6,780 | 7,380 | 7,460 |
| Medicare Supplement (Standardized) | 4,245 | 4,260 | 4,285 | 4,300 |
| **Total Community and Senior** | 18,545 | 18,605 | 20,110 | 20,195 |
| **Total UnitedHealthcare - Medical** | 48,300 | 48,525 | 49,760 | 50,125 |
| | | | | |
| **Supplemental Data** | | | | |
| Medicare Part D stand-alone | 2,690 | 2,710 | 2,770 | 2,795 |
| South American businesses held for sale | 1,140 | 1,145 | 1,160 | 1,160 |

### Optum Performance Metrics

| | September 30, 2026 | June 30, 2026 | December 31, 2025 | September 30, 2025 |
|---|---|---|---|---|
| Optum Health Consumers Served (in millions) (a) | 92 | 93 | 92 | 93 |
| Optum Rx Quarterly Adjusted Scripts (in millions) | 393 | 387 | 424 | 414 |

(a) Prior period amounts have been recast to reflect the realignment of Optum Financial.

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UNITEDHEALTH GROUP RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Use of Non-GAAP Financial Measures Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin and adjusted revenues are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Adjustments made to these measures are as follows: Intangible Amortization: Adjusted net earnings per share excludes intangible amortization from the relevant GAAP measure. As amortization fluctuates based on the size and timing of the company’s acquisition activity, management believes this exclusion provides a more useful comparison of the company’s underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share. Net Portfolio Divestitures and South American Impacts: Adjusted net earnings per share, adjusted earnings from operations and adjusted operating margin exclude net portfolio divestitures and South American impacts. Net portfolio divestitures and South American impacts relate to the actions taken by management in the fourth quarter of 2025 as a result of a strategic review of our assets and businesses aimed at advancing and scaling our operations, including our value-based care business at Optum Health. For the three months ended September 30, 2026, these actions included net gains on businesses held for sale and a gain on an asset sale, partially offset by incremental losses on our remaining South American operations. For the nine months ended September 30, 2026, these actions included a net gain on the sales of businesses previously classified as held for sale as of December 31, 2025 and a gain on an asset sale; partially offset by incremental losses on businesses held for sale, including our remaining South American operations. Portfolio divestitures are not representative of the Company's underlying business and management believes that the exclusion of these items presents a more useful comparison of the Company’s underlying business performance and trends from period to period. Restructuring and Other: Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin and adjusted revenues exclude restructuring and other items. For the nine months ended September 30, 2026, restructuring and other items included a contribution to the United Health Foundation of $400 million funded by the cash gain on the disposition of an Optum Insight business. For the three and nine months ended September 30, 2026, restructuring and other items included the net decrease in loss contract reserves of $95 million and $282 million and net valuation (losses) gains on equity securities of $(21) million and $39 million, respectively. These items are not representative of the Company's underlying business and management believes that the exclusion of these items presents a more useful comparison of the Company’s underlying business performance and trends from period to period. Adjusted earnings per share for the projected year ended December 31, 2026 excludes the net expected decrease in loss contract reserves. 15

# UNITEDHEALTH GROUP
# RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data; unaudited)

## Adjusted Net Earnings Per Share

| | Three Months Ended September 30, | | Nine Months Ended September 30, | | Projected Year Ended December 31, |
|---|---|---|---|---|---|
| | 2026 | 2025 | 2026 | 2025 | 2026 |
| Net earnings attributable to UnitedHealth Group common shareholders | $4,110 | $2,348 | $15,874 | $12,046 | > $17,650 |
| Intangible amortization | 373 | 401 | 1,053 | 1,227 | ~1,405 |
| Net portfolio divestitures and South American impacts (1) | (148) | — | (206) | — | ~(205) |
| Restructuring and other (2) | (74) | — | 79 | — | — |
| Tax effect of adjustments | (33) | (99) | (202) | (300) | ~(265) |
| Adjusted net earnings attributable to UnitedHealth Group common shareholders | $4,228 | $2,650 | $16,598 | $12,973 | > $18,585 |
| | | | | | |
| Diluted earnings per share | $4.56 | $2.59 | $17.50 | $13.21 | At least $19.50 |
| Intangible amortization per share | 0.41 | 0.44 | 1.16 | 1.34 | ~1.55 |
| Net portfolio divestitures and South American impacts per share | (0.16) | — | (0.23) | — | ~(0.25) |
| Restructuring and other per share | (0.08) | — | 0.09 | — | — |
| Tax effect of adjustments per share | (0.04) | (0.11) | (0.22) | (0.33) | ~(0.30) |
| Adjusted diluted earnings per share | $4.69 | $2.92 | $18.30 | $14.22 | At least $20.50 |

### End Notes

(1) Net portfolio divestitures and South American impacts for the three and nine months ended September 30, 2026 includes net impacts of dispositions and businesses held for sale and $76 million and $209 million of incremental losses related to South American businesses held for sale, respectively. For the three and nine months ended September 30, 2025, net impacts of dispositions and South American impacts were not significant.

(2) Restructuring and other for the three and nine months ended September 30, 2026 includes net valuation gains and losses on equity securities. For the three and nine months ended September 30, 2025 net valuation gains and losses were not significant.

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